Exhibit 99.3

PATENT SECURITY AGREEMENT

This Patent Security Agreement (the “Patent Security Agreement”) is made by and among Quest Patent Research Corporation, a Delaware corporation (“Quest”), Harbor Island Dynamic LLC, a Texas limited liability company (“Harbor,” and, together with Quest, “Grantor”) and QPRC Finance III LLC (“Grantee”), a Delaware limited liability company (each, a “Party,” and collectively, the “Parties”). This Patent Security Agreement is effective as of March 12, 2023 (the “Patent Security Agreement Effective Date”). Reference is made to that certain Prepaid Forward Purchase Agreement between Buyer and Grantor, dated effective as of March 12, 2023 (as it may be amended from time to time, the “Purchase Agreement”).

WHEREAS, the Grantor expects to obtain an ownership interest in the patent rights listed on Exhibit 1 hereto (the “Patents”);

WHEREAS, the Grantor and Grantee are parties to that certain Security Agreement, dated effective as of March 12, 2023 (as from time to time amended or supplemented, the “Security Document”); and

WHEREAS, pursuant to the Security Document, Grantor has granted to Grantee a security interest in certain of its assets, including, without limitation, the Patents, to secure the performance of Grantor’s obligations under the Security Document and related agreements; and

WHEREAS, the Grantor and Grantee by this instrument seek to confirm and make a record of the grant of the security interest in the Patents in accordance with the terms of this Patent Security Agreement; and

WHEREAS, capitalized terms used and not defined herein have the meanings given to them in the Security Document.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. As collateral security for the payment and performance of the Obligations, Grantor hereby grants and conveys to Grantee a first priority continuing security interest in and lien upon all Patents now owned and hereafter acquired by Grantor and the Proceeds and products thereof. The Grantor does hereby acknowledge and confirm that the Patents, the goodwill associated therewith, and the Proceeds and products thereof constitute Collateral pledged by Grantor to Grantee pursuant to the Security Document. The security interests granted to Grantee herein are granted in furtherance, and not in limitation of, the interests granted in the Security Document.

The Grantor further acknowledges and confirms that the rights and remedies of Grantee with respect to the Patents are more fully set forth in the Security Document, the terms, and provisions of which are incorporated herein by reference.

The Grantor hereby irrevocably constitutes and appoints Grantee, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Grantee’s sole discretion, at Grantee’s sole cost and expense, to take any and all action and to execute and deliver any and all documents and instruments which Grantee may deem reasonably necessary or advisable to (a) accomplish the purposes of perfecting, continuing and preserving, a continuing first priority security interest in the Patents and the goodwill associated therewith in favor of Grantee, and (b) effect a transfer of the Patents and the goodwill associated therewith to Grantee or to Grantee’s designees without further consent or authorization of the Grantor upon the occurrence of a Security Agreement Event of Default (as defined in the Security Document). In furtherance and not in limitation of the foregoing, if a Security Agreement Event of Default has occurred and is continuing, the Grantee is hereby authorized file with the United States Patent and Trademark Office or with such other governmental authorities, an assignment in the form substantially similar to that of Exhibit 2 attached to this Patent Security Agreement, together with such other instruments and documents as Grantee may deem necessary or appropriate to effectuate the foregoing.

Grantee is hereby authorized to file or record this Patent Security Agreement or any other instrument or documents in such public offices and with such governmental authorities, including, without limitation, the United States Patent and Trademark Office, as Grantee may determine from time to time for the purpose of evidencing the foregoing grant of security.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Patent Security Agreement to be duly executed by their respective authorized signatories as of the Patent Security Agreement Effective Date.

QUEST PATENT RESEARCH CORPORATION		QPRC FINANCE III LLC

By:	/s/ Jon C. Scahill	By:
Name:	Jon C. Scahill	Name:
Title:	CEO	Title:
Date:	March 12, 2023	Date:	March 12, 2023
Address:	411 Theodore Fremd Ave.	Address:
	Suite 206S	Email:
	Rye, NY 10580	Phone:
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577

HARBOR ISLAND DYNAMIC LLC

By:	/s/ Jon C. Scahill
Name:	Jon C. Scahill
Title:	Manager
Date:	March 12, 2023
Address:	505 East Travis Street
Suite 114
Marshall, TX 75670
Attn:	Jon Scahill
Email:	jscahill@qprc.com
Phone:	(888) 743-7577